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                                                                    Exhibit 3.14

                                    BY-LAWS

                                       OF

                                TCW CORPORATION

                                   ARTICLE I

                                    OFFICES

      Section 1. Registered Office. The registered office of the corporation shall be 711 Degree of Honor Building, St. Paul, Ramsey County, Minnesota 55101.

      Section 2. Other Offices. The corporation shall have other offices at such places as the Board of Directors may from time to time determine.

                                   ARTICLE II

                                  SHAREHOLDERS

      Section 1. Regular Meeting. The regular meeting of the Shareholders holding voting stock shall be held on such day in the month of September of each year as shall be fixed by the Board of Directors, for the purpose of electing Directors and for the transaction of such other business as may come before the meeting.

      If a regular meeting of the Shareholders has not been held during the immediately preceding fifteen (15) months, a Shareholder or Shareholders holding fifty-one percent (51%) or more of the voting power of all shares entitled to vote may demand a regular meeting of Shareholders by written notice of demand given to the Chief Executive Officer or the Chief Financial Officer of the corporation. Within thirty (30) days after receipt of the demand by one of those officers, the Board shall cause a regular meeting of Shareholders to be called and held on notice no later than ninety (90) days after receipt of the demand, all at the expense of the corporation. If the Board fails to cause a regular meeting to be called and held, the Shareholder or Shareholders making the demand may call the meeting by giving notice as required by statute, all at the expense of the corporation.

      Section 2. Special Meetings. Special meetings of the Shareholders, for any purpose or purposes may be called at any time, by:
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            (a) The Chief Executive Officer;

            (b) The Chief Financial Officer;

            (c) Three or more Directors;

            (d) A Shareholder or Shareholders holding fifty-one percent (51%) or more of the voting power of all shares entitled to vote, by written notice of demand given to the Chief Executive Officer or Chief Financial Officer of the corporation and containing the purposes of the meeting. Within thirty (30) days after receipt of the demand by one of those officers, the Board shall cause a special meeting of Shareholders to be called and held on notice no later than ninety (90) days after receipt of the demand, all at the expense of the corporation. If the Board fails to cause a special meeting to be called and held, the Shareholder or Shareholders making the demand may call the meeting by giving notice as required by statute, all at the expense of the corporation.

      Section 3. Place of Meeting. The Board of Directors may designate any place, either within or without the State of Minnesota, as the place of regular meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all Shareholders entitled to vote at a meeting may designate any place, either within or without the State of Minnesota, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation in the State of Minnesota.

      Section 4. Notice of Meeting. Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall, unless otherwise prescribed by statute, be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the Chief Executive Officer, or the officer or other persons calling the meeting, to each Shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the Shareholder at his address as it appears in the share register of the corporation, or, if no address appears, to his last known address, with postage thereon prepaid.

      The business transacted at a special meeting shall be limited to the purposes stated in the notice of the meeting. Any business transacted at a special meeting that is not included in those stated purposes is voidable by or on behalf


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of the corporation, unless all of the Shareholders have waived notice of the meeting in accordance with statute or these By-Laws.

      Section 5. Fixing of Record Date. For the purpose of determining Shareholders entitled to notice of, or to vote at any meeting of Shareholders or any adjournment thereof, or Shareholders entitled to receive payment of any distribution, or in order to make a determination of Shareholders for any other purpose, the Board of Directors of the corporation may fix in advance a date as the record date for any such determination of Shareholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of Shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of Shareholders, is to be taken. If no record date is fixed for the determination of Shareholders entitled to notice of, or to vote at a meeting of Shareholders, or Shareholders entitled to receive payment of a distribution, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such distribution is adopted, as the case may be, shall be the record date for such determination of Shareholders. When a determination of Shareholders entitled to vote at any meeting of Shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

      Section 6. Quorum. Fifty-one percent (51%) of the outstanding shares of the corporation entitled to vote shall constitute a quorum at any meeting of Shareholders. If less than Fifty-one percent (51%) of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The Shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum.

      Section 7. Proxies. A Shareholder may cast or authorize the casting of a vote by filing a written appointment of a proxy with an officer of the corporation at or before the meeting at which the appointment is to be effective. An appointment of a proxy for shares held jointly by two or more Shareholders is valid if signed by any one of them, unless the corporation receives from any one of those Shareholders, either written notice denying the authority of that person to appoint a proxy, or appointing a different proxy. The appointment of a proxy is valid for eleven (11) months, unless a longer period is expressly provided in the appointment. No appointment is


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irrevocable unless the appointment is coupled with an interest in the shares or in the corporation. An appointment may be terminated at will, unless the appointment is coupled with an interest, in which case it shall not be terminated except in accordance with the terms of an agreement, if any, between the parties to the appointment. Termination may be made by filing written notice of the termination of the appointment with an officer of the corporation, or by filing a new written appointment of a proxy with an officer of the corporation. Termination in either manner revokes all prior proxy appointments and is effective when filed with an officer of the corporation. The death or incapacity of a person appointing a proxy does not revoke the authority of the proxy, unless written notice of the death or incapacity is received by an officer of the corporation before the proxy exercises the authority under that appointment. Unless the appointment specifically provides otherwise, if two or more persons are appointed as proxies for a Shareholder, any one of them may vote the shares on each item of business in accordance with specific instructions contained in the appointment; and if no specific instructions are contained in the appointment with respect to voting the shares on a particular item of business, the shares shall be voted as a majority of the proxies determine. If the proxies are equally divided, the shares shall not be voted. Unless the appointment of a proxy contains a restriction, limitation, or specific reservation of authority, the corporation may accept a vote or action taken by a person named in the appointment. The vote of a proxy is final, binding, and not subject to challenge.

      Section 8. Voting of Shares. At each meeting of the Shareholders, the holder of each share of voting stock shall be entitled to one (1) vote for each share of stock standing in his name in the share register of the corporation as of the date fixed for the determination of the persons entitled to vote at such meeting, whether he appears in person or is represented by proxy. All questions shall be decided by a majority vote except as otherwise provided herein or by statute.

      Section 9. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the By-Laws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such other corporation may determine. Except for shares held in a fiduciary capacity, shares of a corporation registered in the name of a subsidiary are not entitled to vote on any matter. Shares of a corporation in the name of or under the control of the corporation or a subsidiary in a fiduciary capacity are not entitled to vote on any matter; except to the extent that the settlor or beneficial owner possesses and exercises a right to vote or gives the


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corporation binding instructions on how to vote the shares. Shares under the control of a person in a capacity as a personal representative, an administrator, executor, guardian, conservator, or attorney-in-fact, may be voted by the person, either in person or by proxy, without registration of those shares in the name of the person. Shares registered in the name of a trustee of a trust or in the name of a custodian may be voted by the person, either in person or by proxy, but a trustee of a trust or a custodian shall not vote shares held by the person unless they are registered in the name of the person. Shares registered in the name of a trustee in bankruptcy or a receiver may be voted by the trustee or receiver either in person or by proxy. Shares under the control of a trustee in bankruptcy or a receiver may be voted by the trustee or receiver without registering the shares in the name of the trustee or receiver, if authority to do so is contained in an appropriate order of the court by which the trustee or receiver was appointed. Shares registered in the name of an organization not described above may be voted either in person or by proxy by the legal representative of that organization. A Shareholder whose shares are pledged may vote those shares until the shares are registered in the name of the pledgee.

      Section 10. Informal Action by Shareholders. Any action required or permitted to be taken at a meeting of the Shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Shareholders entitled to vote with respect to the subject matter thereof. The written action is effective when it has been signed by all of those Shareholders, unless a different effective time is provided in the written action.

                                  ARTICLE III

                                   DIRECTORS

      Section 1. General Powers. The business and affairs of the corporation shall be managed by its Board of Directors.

      Section 2. Number, Tenure and Qualifications. The number of Directors shall be three (3). Each Director shall hold office for an indefinite term (not to exceed five (5) years) until the next regular meeting of Shareholders and until his successor shall have been elected and qualified. Directors need not be residents of the State of Minnesota or Shareholders of the corporation.

      Section 3. Regular Meetings. A regular meeting of the Board of Directors shall be held immediately after, and at the


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same place as the regular meeting of Shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Minnesota, for the holding of additional regular meetings without notice other than such resolution. If no resolution is passed, the meeting shall be held at the principal executive office of the corporation.

      Section 4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chief Executive Officer. The person authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Minnesota, as the place for holding any special meeting of the Board of Directors called by them.

      Section 5. Electronic Communications. A conference among Directors by any means of communication through which the Directors may simultaneously hear each other during the conference constitutes a Board meeting, if the same notice is given of the conference as would be required by statute or these By-Laws for a meeting, and if the number of Directors participating in the conference would be sufficient to constitute a quorum at a meeting. Participation in a meeting by that means constitutes presence in person at the meeting. A Director may participate in a Board meeting not described above by any means of communication through which the Director, other Directors so participating, and all Directors physically present at the meeting may simultaneously hear each other during the meeting. Participation in a meeting by that means constitutes presence in person at the meeting.

      Section 6. Notice. Notice of any special meeting shall be given at least five (5) days previously thereto by written notice delivered personally or mailed to each Director at his business or residence address; or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.


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      Section 7. Quorum. A majority of the number of Directors then duly elected which shall include Donald A. Traxler shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. If less than such majority including Donald A. Traxler are present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

      Section 8. Manner of Acting. No resolution of the corporation at any meeting, whether regular or special, shall be adopted by the Board of Directors except by the affirmative vote of a majority of all Directors then duly elected including Donald A. Traxler.

      Section 9. Action without a Meeting. Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by the number of Directors that would be required to take the same action at a meeting at which all Directors were present.

      Section 10. Vacancies. Any vacancy occurring in the Board of Directors including Donald A. Traxler may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of Directors may be filled by election by the Board of Directors for a term of office continuing only until the next election of Directors by the Shareholders.

      Section 11. Compensation. By resolution of the Board of Directors, each Director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as Director or a fixed sum for attendance at each meeting of the Board of Directors or both. No such payment shall preclude any Director from serving the corporation in any other capacity and receiving compensation therefor.

      Section 12. Absent Directors. A Director may give advance written consent or opposition to a proposal to be acted on at a Board meeting. If the Director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same effect as the proposal to which the Director has consented or objected.


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                                   ARTICLE IV

                                    OFFICERS

      Section 1. Number. The officers of the corporation shall be a President, a Vice President, a Treasurer and a Secretary, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two
(2) or more offices may be held by the same person.

      Section 2. Election and Term of Office. The officers of the corporation to be elected by the Board of Directors shall be elected by the Board of Directors at the first meeting of the Board of Directors held after each regular meeting of the Shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death, or until he shall resign or shall have been removed in the manner hereinafter provided. In the absence of an election or appointment of officers by the Board, the person or persons exercising the principal functions of the Chief Executive Officer or the Chief Financial Officer are deemed to have been elected to those offices, except for the purpose of determining the location of the principal executive office, which in that case is the registered office of the corporation.

      Section 3. Removal. Any officer or agent may be removed by the Board of Directors with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

      Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

      Section 5. President. The President shall be the Chief Executive Officer of the corporation; he shall in general, supervise and control all of the business and affairs of the corporation. He shall, when present, preside at all meetings of the Shareholders and of the Board of Directors. He may sign, with the Secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation and deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be


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expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the corporation, or shall be required by statute to be otherwise signed or executed. He shall, in general, perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time.

      Section 6. Vice President. The Vice President, or if there be more than one, the Vice Presidents, in order of their seniority as indicated in their titles or as otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise all of the powers of the Chief Executive Officer; and they shall perform such other duties and exercise such other powers as the Board of Directors or the President shall prescribe.

      Section 7. The Treasurer. The Treasurer shall be the Chief Financial Officer of the corporation; he shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article V of these By-Laws; and (c) in general perform all of the duties incident to the office of Chief Financial Officer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors. If required by the Board of Directors, the President shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

      Section 8. The Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the Shareholders and record all votes and the minutes of all proceedings in a book or books to be kept for that purpose. He shall give, or cause to be given, notice of all meetings of the Shareholders and meetings of the Board of Directors (unless such notice shall be waived as herein provided), and he shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer. He shall have custody of the corporate seal of the corporation, and he shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested to his signature. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

      Section 9. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the corporation.


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                                   ARTICLE V

                     CONTRACTS, LOANS, CHECKS AND DEPOSITS

      Section 1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

      Section 2. Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

      Section 3. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

      Section 4. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the Board of Directors may select.

                                   ARTICLE VI

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

      Section 1. Certificates for Shares. Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President and by the Secretary. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the corporation itself or one of its employees. Each certificate for shares shall be consecutively numbered or otherwise indentified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered in the share register of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.


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      Section 2. Transfer of Shares. Transfer of shares of the corporation shall be made only on the books of the corporation, or of its registrar and transfer agent, by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Minnesota.

      Section 3. Restriction on Transfer or Registration of Shares. A restriction on the transfer, or registration of transfer, of shares of the corporation may be imposed by a resolution adopted by the Shareholders, or by an agreement among or other written action by a number of Shareholders or among them and the corporation. A restriction shall not be binding with respect to shares issued prior to the adoption of the restriction, unless the holders of those shares are parties to the agreement, or voted in favor of the restriction. A written restriction on the transfer or registration of transfer of shares of the corporation that is not manifestly unreasonable under the circumstances and is noted conspicuously on the face or back of the share certificate may be enforced against the holder of the restricted shares or a successor or transferee of the holder, including a pledgee or a legal representative. Unless noted conspicuously on the face or back of the certificate, a restriction, even though permitted by statute or by this section, is ineffective against a person without knowledge of the restriction. A restriction hereunder shall be deemed to be noted conspicuously and is effective if the existence of the restriction is stated on the certificate and reference is made to a separate document creating or describing the restriction.

      Section 4. The share register and all other original books and records of the corporation may be kept at the registered office of the corporation or at such other place or places within the United States as the Board of Directors may determine.

                                  ARTICLE VII

                                  FISCAL YEAR

      The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.


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                                  ARTICLE VIII

                                 DISTRIBUTIONS

      The Board of Directors may, from time to time, declare and the corporation may pay distributions on its outstanding shares in the manner and upon the terms and conditions provided by statute, and subject to the provisions of its Articles of Incorporation and these By-Laws.

                                   ARTICLE IX

                                 CORPORATE SEAL

      The corporate seal shall have inscribed thereon the name of the corporation and the words "Corporate Seal, Minnesota". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

                                   ARTICLE X

                                WAIVER OF NOTICE

      Whenever any notice is required to be given to any Shareholder or Director of the corporation under the provisions of these By-Laws or under the provisions of the Articles of Incorporation or under the provisions of the Minnesota Business Corporation Code, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                   ARTICLE XI

                                   AMENDMENTS

      These By-Laws may be altered, amended or repealed and new By-Laws may be adopted by the Shareholders at any regular or special meeting.


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